Exhibit 99.1

GSRX Industries Inc. announces the Sale of

Puerto Rico Operations & Assets

November 24, 2020

Dorado, Puerto Rico – GSRX Industries Inc. (OTC Pink:GSRX) (“GSRX” or, the “Company”),

GSRX Industries Inc. (“GSRX”) announces that it’s wholly-owned subsidiary Project 1493, LLC has sold all of its Puerto Rican cannabis assets, and assigned all related liabilities, licenses and permits, to Puerto Rico Industrial Commercial Holdings Biotech, Corp. in exchange for total aggregate consideration of US$4,643,333, comprised of immediate net cash proceeds to GSRX of US$2,243,333, and monthly payments to be received in the amount of US$100,000 over a period of 24 months.

The Company notes that the Puerto Rico Department of Health has approved these transactions.

About GSRX Industries Inc.

GSRX Industries Inc. (OTC Pink:GSRX), through its subsidiaries, is in the business of distribution, extraction and light manufacturing, and delivery of cannabis and cannabinoid products. GSRX also owns and operates the e-commerce site GetPureAndNatural.com, which offers a broad range of premium hemp extract products.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, anticipated revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

Contact:

ir@gsrxindustries.com